UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2008
XENOPORT, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)
3410 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (408) 616-7200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01 Other Events.
     On November 10, 2008, XenoPort, Inc. and GlaxoSmithKline announced that the new drug application (“NDA”) for Solzira™ (gabapentin enacarbil) Extended Release Tablets for the treatment of moderate-to-severe primary Restless Legs Syndrome (RLS) has been withdrawn. The United States Food and Drug Administration (FDA) has requested that the data in a single study be reformatted. In addition, GSK will conduct a review of other trial data sets taking this input into account. The withdrawal does not relate to the content of the filing. GSK plans to resubmit the NDA quickly once this work is complete.
     The resubmission will lead to a delay in the receipt by XenoPort of milestone payments of $23 million in the aggregate from GSK and Astellas Pharma Inc., which are associated with the acceptance by the FDA of the NDA for Solzira.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenoPort, Inc. (Registrant)
Dated: November 10, 2008	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer